U N I T E D   S T A T E S

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K


                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


              Date of Report
    (Date of earliest event reported)       August 21, 2000


               PACIFIC CENTURY FINANCIAL CORPORATION
      ------------------------------------------------------
      (Exact name of registrant as specified in its charter)


         Delaware                1-6887           99-0148992
 ------------------------     ------------    -------------------
 (State of incorporation)     (Commission        (IRS Employer
                              File Number)    Identification No.)


    130 Merchant Street, Honolulu, Hawaii             96813
   ----------------------------------------         ----------
   (Address of principal executive offices)         (Zip Code)


      (Registrant's telephone number,
           including area code)             (808) 537-8037

Item 5.  Other Events

          (a)   Exhibit

                    99.1   Press Release



                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date:  August 22, 2000                 PACIFIC CENTURY FINANCIAL
                                       CORPORATION


                                       /s/ Richard J. Dahl
                                           (Signature)

                                       Richard J. Dahl
                                       President & Chief
                                         Operating Officer

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C.  20549









              PACIFIC CENTURY FINANCIAL CORPORATION







                   EXHIBIT TO CURRENT REPORT ON
                   FORM 8-K DATED August 21, 2000



















                  Commission File Number 1-6887

        Lawrence Johnson Announces Intention to Retire as Chairman and CEO of Bank of Hawaii

Honolulu, Hawaii (August 21, 2000) - Lawrence M. Johnson today announced that he intends to retire as Chairman and Chief
Executive Officer of Pacific Century Financial Corporation (PCFC) and its principal subsidiary Bank of Hawaii (BOH).

Johnson, who has held these positions since August 1, 1994, said, "This is a very difficult decision I've had to make, but it is a necessary one." He explained, "The financial markets and our shareholders need to regain confidence in our ability to increase shareholder value. Although we have taken significant steps to improve our return to shareholders they haven't been reflected in our share price.

"I informed our board of directors a year ago of my intention to retire early next year or sooner if our share price didn't start to gain in value. I am keeping that promise. This is difficult for me after my 42 years with this great company, but it's something that is in the best interests of those who own the company."

Johnson informed the Board of Directors he would stay on until a successor is named and will help facilitate a smooth transition.
The Board will conduct a national search for a successor.
Richard Dahl, president and chief operating officer, is a candidate for the position.

Mary Bitterman, President of KQED in San Francisco and lead director of PCFC, said that "the board respects Larry's decision and is grateful for his commitment to provide for an orderly transition in leadership. We very much appreciate his long and dedicated service to the bank, to its shareholders, customers, and staff, and to the communities we serve East and West, especially here at home in Hawaii."

She added, "Of his many qualities, I've always admired Larry's compassion for his employees and his strong belief in Hawaii's future. Not just in his role as chairman and CEO, but throughout his career, he has involved himself in the community, doing what he could to make Hawaii a better place. Unfortunately, Larry had the distinction of heading our company during some of the worst economic years since statehood. I respect him for the tough decisions he's had to make and for continually looking ahead to the future and helping to keep the Bank of Hawaii name in the forefront. I know I speak for all of us on the board when I say that he will be greatly missed."

Despite holding the reins during six years of tough economic conditions within the state, Johnson is recognized for developing an innovative and creative strategic plan called Bancorp 2000. During his tenure he expanded the bank's franchise through the acquisitions of California United Bank and First Federal Savings and Loan Association of America. He also oversaw the rapid growth of in-store bank branches, recognized the potential of the Internet and positioned Bank of Hawaii to be the first local bank to offer its customers true banking on the web.

Perhaps, the largest single undertaking in the bank's history, he announced last year the launch of the New Era Redesign Program, an aggressive plan to improve financial performance and enhance ability to better service customers. Implementation of more than 1,000 new ideas, originated by hundreds of employees, will be completed this year with the intended result to improve annualized net operating income by $40 million after tax, once implementation is completed.

Long known for his commitment to community and education, and in celebration of Bank of Hawaii's 100th anniversary, Johnson created a unique program for 100 local high school students, whose family members had not had the opportunity to graduate from college. Called the 2nd Century Scholars Program, it involves a $5 million pledge by Bank of Hawaii to help ensure that these students from all islands are able to get their college degrees. This flagship community program has been one that Johnson continues to have close personal involvement with. The bank provides students with mentoring, SAT prep courses, college application workshops, as well as numerous social activities.

Johnson, who is Bank of Hawaii's ninth chairman, succeeded Howard
Stephenson, who retired in 1994 as Chairman and CEO. Stephenson had served in the company's top position from March 1, 1989 to 1994. He succeeded Frank J. Manaut.

Prior to his appointment as Chairman and CEO, Johnson served as president of both PCFC and BOH since 1989, and executive vice president of PCFC since 1980.

Johnson joined Bank of Hawaii in 1958 as a summer trainee and was accepted into the management trainee program in 1963. His career exposed him to a wide variety of areas including consumer banking, marketing and sales.

He served as operations officer at the Kapahulu Branch and as assistant manager at the Pearl Harbor and Ala Moana branches. In 1968, he was named manager of the Waikiki Branch and later became an assistant vice president and vice president in 1970, making him the youngest vice president in the company's history.

He was appointed district administrator in 1974, responsible for all Leeward Oahu branches, and two years later he was responsible for Bankoh's branches statewide. He was named senior vice president in 1977 and executive vice president in 1980.

A Honolulu native, Johnson received a bachelor's degree in business administration from the University of Hawaii and is a graduate of the University of Hawaii Advanced Management Program and the Pacific Coast Banking School at the University of Washington, Seattle.

Throughout his career he has been active in the community and currently serves on the boards of the East-West Center, Hawaii Pacific University, Hawaii Community Reinvestment Corporation, The Japan-America Society of Hawaii, and The Nature Conservancy of Hawaii. He also served as conference chairman of the Pacific Basin Economic Council 2000 International General Meeting and is a member of the Japan-Hawaii Economic Council, and the Pacific American Foundation Advisory Council. As appointed by President Clinton in April 1996, he served on the Commission on United States-Pacific Trade and Investment Policy.

A former chairman of the Hawaii Business Roundtable, Johnson has also served as chairman of the board of the Hawaii Visitors Bureau and the Hawaii Heart Association and president of the Waikiki Improvement Association. He has served on the boards of the Aloha Council - Boy Scouts, Aloha United Way, Chamber of Commerce of Hawaii, Hawaii Community Foundation, and Hawaii Convention Park Council.

Pacific Century Financial Corporation is a $14.3 billion regional financial services holding company which serves four principal markets: Hawaii, the West and South Pacific, Asia and selected markets on the U.S. Mainland. Headquartered in Honolulu, Hawaii, its unique trans-Pacific franchise includes more than 180 locations and extends from Singapore to New York. Bank of Hawaii maintains a strategic alliance with the Bank of Queensland, which enables the sharing of products and services, as well as expertise and facilities. Bank of Hawaii's ownership in the Australia-based bank is approximately 17 percent.

Pacific Century's largest market is Hawaii, and its principal subsidiary is Bank of Hawaii. Founded in 1897, Bank of Hawaii is the State's dominant financial institution, serving consumers, small businesses and corporate clients with a wide range of financial products and services, including investments, trust services, leasing, mortgage and insurance. Bank of Hawaii has 76 branches in the state.